Exhibit 10.9

Sales Contract

Contract No.

Seller: Shanghai Wooray Metals Group Co., Ltd.

Address:

Phone:

Fax:

Buyer: Jiangyin Huarui Electrical Technology Co., Ltd.

Address:

Phone:

Fax:

According to the contract law of the people’s Republic of China and relevant laws and regulations, the undersigned Seller and Buyer have agreed to close the following transactions according to the terms and conditions stipulated below:

1.	Commodity

Commodity	Specification	Unit	Unit price ( ¥ )	Quantity	Total price ( ¥ )
Electrolytic copper	Copper	ton

2.	Delivery & Transportation

2.1.	Delivery Address: Buyer’s factory

2.2.	Delivery date:

2.3.	Transportation method: CIP

3.	Payment method & date:

3.1.	Payment method:

3.1.1.	Electronic Transfer

3.2.	Payment date

3.2.1.	Payment in full due on the next day of shipment

3.2.2.	Delivery unloading after reception of payment

4.	Packaging standard

4.1.	Steel strip well binding

4.2.	Binding should be firm

5.	Loss

5.1.	Reasonable loss: +/- 2%

5.2.	The excess part shall be settled by both parties according to the actual weight, refund for any overpayment or a supplemental payment for any deficiency.

6.	Check before acceptance & Objection disposal

6.1.	All commodities provided by the Seller should meet the technological standard No. GB/T467-2010. The Buyer should check and accept the commodity according to the weight memo issued by the warehouse.

6.2.	In case of any quality objection, Buyer must seal up all the products to ensure that they are not damaged, and inform Seller within three days after the products arrive at the designated place, and both parties shall negotiate for settlement. If Buyer fails to notify Seller within the specified time, it shall be deemed that Buyer has no objection to the product quality.

6.3.	If both parties have disputes on product quality and need to be inspected, an independent third-party inspection agency recognized by both parties shall be entrusted for inspection, and the inspection report of the inspection institution shall be the final basis for handling the quality dispute between both parties, and the inspection cost shall be borne by the responsible party.

7.	Ownership and risk transfer

7.1.	Ownership transfer: It shall be transferred to Buyer after Buyer has paid off all payments under this contract.

7.2.	Risk transfer: Transfer to Buyer when the products are delivered to Buyer’s control scope.

8.	Liability for breach of contract

8.1.	If Buyer violates any other contract or agreement signed by both parties before the completion of this contract and is liable to Seller, and such debt should be performed before the performance of this contract but fails to be performed, Seller has the right to extend or terminate all contracts signed with Buyer without breach of contract. The notice of extension or termination of the contract shall take effect from the date of issue.

8.2.	If Buyer fails to make payment on time within the specified time limit without proper reasons, Buyer shall pay 1% of the amount of delayed performance to Seller for each natural day of delay. Seller may unilaterally terminate this contract if Buyer fails to make payment or fails to perform other contractual obligations properly for more than 10 working days. This contract shall be formally terminated from the date when the notice of termination of the contract reaches Buyer. in addition to paying the above liquidated damages, Buyer shall also compensate for the losses caused to Seller.

9.	Dispute resolution

9.1.	Both parties shall settle the matter through negotiation first: if the negotiation fails, either party may bring a lawsuit to the people’s court with jurisdiction in the place where Seller is located.

10.	Others:

10.1.	This contract is signed by Seller and Buyer in Putuo District, Shanghai

10.2.	This contract shall come into force after being sealed by both parties

10.3.	The contract shall be made in duplicate, one for Seller and one for Buyer. each copy has the same legal effect. The faxed and scanned copies of this contract are valid. One party shall, within three (3) working days after the fax or scanned copy is sent, send the contract with the same content and seal as the faxed or scanned copy to the other party by express mail.

Seller Shanghai Wooray Metals Group Co., Ltd.	Buyer Jiangyin Huarui Electrical Technology Co., Ltd.
Name: Legal representative/ Authorized representative: Signature: Bank: Account No.:	Name: Legal representative/ Authorized representative: Signature: Bank: Account No.:

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Supplementary agreement

Agreement No.

Party A(Seller): Shanghai Wooray Metals Group Co., Ltd.

Party B(Buyer): Jiangyin Huarui Electrical Technology Co., Ltd.

Through friendly negotiation between Party A and Party B, both parties agree to reach the following agreement on the signed sales contract:

1.	Under Contract No. , tons Electrolytic copper to be purchased on [date] shift to [new date].

2.	Final unit price changes from ¥ /ton to ¥ /ton.

This agreement is the supplementary agreement of Sales Contract (Contract No.                  ).

Seller: Shanghai Wooray Metals Group Co., Ltd. Buyer: Jiangyin Huarui Electrical Technology Co., Ltd.

Date:

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